Exhibit 10.3

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made as of August 15, 2014, by and among Diplomat Pharmacy, Inc., a Michigan corporation (the “Company”), Philip R. Hagerman (“Majority Holder”) and the persons listed on the signature pages hereto (each, together with its successors, a “Shareholder” and collectively, the “Shareholders”).

RECITALS

A.                                    The Company and the Shareholders desire to secure a continuity of the management and business policies of the Company.

B.                                    The Shareholders are holders of shares of Class A or Class B common stock of the Company, no par value (the “Common Holder Shares”), or own options to acquire Common Holder Shares.

C.                                    This Agreement, among other things, requires Shareholders to vote all Common Holder Shares and all shares of capital stock of the Company that a Shareholder hereafter acquires or as to which a Shareholder hereafter acquires the right to exercise voting or dispositive authority (together, all such shares referred to in this sentence and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution of such shares, the “Shares”) in the manner set forth herein.

D.                                    This Agreement is being entered into in exchange for a payment of U.S. $100 in cash from Majority Holder to each Shareholder and for other good and valuable consideration, the sufficiency of which is hereby acknowledged and agreed.

THEREFORE, in consideration of the mutual promises herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Voting Arrangements.  Shareholders hereby agree that, on all matters submitted to a vote of shareholders of the Company (“Company Shareholders”) at a meeting of Company Shareholders or through the solicitation of a written consent of Company Shareholders (whether of any individual class of stock or of multiple classes of stock voting together), the Shareholders shall vote such Shares as determined by the holders of a majority of all Shares held by the Majority Holder and the Shareholders, voting as a single class.

2.                                      Illustrative Examples.  Matters to which the voting arrangements described in Section 1 are applicable include, but are not limited to, the following, which are presented here solely by way of example:

(a)                                 Election, replacement or removal of directors of the Company (each, a “Director”);

(b)                                 Sale or other disposition of all or substantially all of the Company’s assets, provided, that any distribution to Company Shareholders of the proceeds of such sale or disposition are made in accordance with the Company’s articles of incorporation, as then in effect;

(c)                                  Mergers of, or acquisitions by, the Company or its subsidiaries that are submitted for Company Shareholder approval; and

(d)                                 Adoption by the Company of a rights plan or similar takeover defensive arrangements, or amendments thereof.

3.                                      Manner of Voting.  The Shareholders each agree to hold all Shares registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Investors after the date hereof subject to, and to vote the Shares in accordance with, the provisions of this Agreement.  The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.  All of the Stockholders agree to execute any written consents required to perform their obligations under this Agreement.

4.                                      Stock Splits, Dividends, Etc.  In the event of any issuance of shares of the Company’s voting securities hereafter to a Shareholder as a result of such Shareholder’s ownership of Shares (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such shares shall automatically be deemed “Shares” hereunder.

5.                                      Specific Enforcement.  It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

6.                                      Securities Laws, Rules and Regulations. Shareholders, the Company and Majority Holder agree and understand that Shareholders, the Company and/or Majority Holder may become subject to the registration and/or reporting requirements, rules and regulations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act and/or any state and federal securities laws (collectively with the Exchange Act and the Securities Act, the “Securities Laws”). Shareholders, the Company and Majority Holder agree to use their respective commercially reasonable efforts to comply with the Securities Laws and to reasonably assist each other in complying with the Securities Laws in a timely and prompt manner. Such compliance may include, for example and without limiting the foregoing, the filing and updating and maintaining of Form 13G and/or Form 13D under the Exchange Act.  In furtherance thereof, Shareholders shall notify Majority Holder at least three business days prior to any transaction (including purchase, sale, pledge or hedge) with respect to the Shares.

7.                                      Majority Holder’s Liability.  Majority Holder shall not be liable for any error of judgment nor for any act done or omitted, nor for any mistake of fact or law nor for anything which Majority Holder may do or refrain from doing in good faith, nor shall Majority Holder have any accountability hereunder, except for his own bad faith, gross negligence or willful misconduct.  Furthermore, upon any judicial or other inquiry or investigation of or concerning Majority Holder’s acts pursuant to his rights and powers as Majority Holder, such acts shall be deemed reasonable and in the best interests of Shareholders unless proved to the contrary by clear and convincing evidence.

8.                                      Consideration. In connection with this Agreement and as partial consideration for the obligations of Shareholders hereunder, Majority Holder shall pay (by check, cash or other valid consideration) to each Shareholder the sum of U.S. $100 in the aggregate.

9.                                      Termination.  This Agreement shall terminate:

(a)                                 upon the liquidation, dissolution or winding up of the business operations of the Company;

(b)                                 upon the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company;

(c)                                  in the sole discretion of Majority Holder, upon the express written consent of Majority Holder (which he shall be under no obligation to provide); or

(d)                                 upon the death or permanent and substantial incapacity of Majority Holder, as determined in good faith by the Company’s board of directors, unless Majority Holder is actively contesting such determination of incapacity; or

(e)                                  Six (6) months after the later of the date on which Majority Holder (i) ceases to be Chief Executive Officer (“CEO”) of the Company, and (ii) is no longer Actively Engaged in the management of the Company, where “Actively Engaged” is defined as Majority Holder (I) being a Chairman of the Board or Director of the Company and (II) devoting substantially all of his business efforts to the Company.  Notwithstanding the foregoing, the date of termination of this Agreement pursuant to this Section 10(e) will be 12 (twelve) months after such later date if (x) Majority Holder is actively contesting his removal as CEO or Director, or (y) has ceased to be Actively Engaged due to having taken a leave of absence for medical reasons.

10.                               Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Company, Shareholders and Majority Holder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or the respective successors and assigns of the Company, Shareholders and Majority Holder any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Except for an assignment by the Company (i) by operation of law, or (ii) in connection with an acquisition, consolidation or merger of the Company or sale of all or substantially all of the Company’s assets (which shall be permitted with only the written consent and notice of the Company), this Agreement may not be assigned without the written consent of Majority Holder, the Company and Shareholders.

11.                               Amendments and Waivers. Any term hereof may be amended or waived only with the written consent of Shareholders holding a majority of the Shares held by the Shareholders and Majority Holder, except where such amendment or waiver shall materially negatively alter the rights or obligations of the Company hereunder, in which case any such amendment or waiver shall also require the written consent of the Company. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon the Company, Majority Holder and Shareholders, and each of the respective successors and assigns to the Company or Majority Holder.

12.                               Notices. Notwithstanding anything to the contrary contained herein, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient and received on the earlier of (a) the date of delivery, when delivered personally, by overnight mail, courier or sent by electronic mail (e-mail) or fax, or (b) forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address, e-mail address or fax number as set forth on Annex A hereto, or as subsequently modified by written notice. Any electronic mail (email) communication shall be deemed to be “in writing” for purposes of this Agreement.

13.                               Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

14.                               Governing Law; Jurisdiction; Venue.

(a)                                 This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Michigan, without giving effect to conflict of law principles. In addition, each of the parties hereto (i) consents to submit itself to the exclusive jurisdiction of the courts of the State of Michigan in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of Michigan, and (iv) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(b)                                 Each party hereto hereby consents to service of process being made through the notice procedures set forth in Section 12 and agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the parties’ respective addresses set forth on the signature page hereto shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

15.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.  Executed signatures to this Agreement may be delivered by any electronic means and any such electronically delivered signatures shall be deemed equivalent to manually executed signatures.

16.                               Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the day and year written above.

THE COMPANY

Diplomat Pharmacy, Inc.

By:	/s/ Philip R. Hagerman
Name:	Philip R. Hagerman
Title:	Chief Executive Officer

MAJORITY HOLDER

By:	/s/ Philip R. Hagerman
Name:	Philip R. Hagerman

SHAREHOLDERS:

Philip Hagerman Revocable Trust dated September 6, 1991, as amended

By:	/s/ Philip R. Hagerman
Name:	Philip R. Hagerman, its Trustee

The JH GST Trust U/T/A 5/1/2007

By:	/s/ Philip R. Hagerman
Name:	Philip R. Hagerman, its Trustee

2007 Hagerman Family GST Trust U/T/A 6/1/2007

By:	/s/ Jocelyn Hagerman
Name:	Jocelyn Hagerman, its Trustee

By:	/s/ Kerry Hayes
Name:	Kerry Hayes, its Trustee

2013 Irrevocable Exempt Trust for Thomas R. Hagerman

By:	/s/ Jocelyn Hagerman
Name:	Jocelyn Hagerman

2013 Irrevocable Exempt Trust for Taylor G. Hagerman

By:	/s/ Jocelyn Hagerman
Name:	Jocelyn Hagerman

2013 Irrevocable Exempt Trust for Jennifer K. Hagerman

By:	/s/ Philip Hagerman
Name:	Philip Hagerman

2013 Irrevocable Exempt Trust for Megan B. Lineberger

By:	/s/ Philip Hagerman
Name:	Philip Hagerman

Philip Hagerman 2014 GRAT

By:	/s/ Jocelyn Hagerman
Name:	Jocelyn Hagerman

2014 Irrevocable Exempt Trust for Thomas Hagerman

By:	/s/ Jocelyn Hagerman
Name:	Jocelyn Hagerman

By:	/s/ Amy Glenn
Name:	Amy Glenn

2014 Irrevocable Exempt Trust for Taylor Hagerman

By:	/s/ Jocelyn R. Hagerman
Name:	Jocelyn Hagerman

By:	/s/ Amy Glenn
Name:	Amy Glenn

2014 Irrevocable Exempt Trust for Jennifer Hagerman

By:	/s/ Philip Hagerman
Name:	Philip Hagerman

2014 Irrevocable Exempt Trust for Megan Lineberger

By:	/s/ Philip Hagerman
Name:	Philip Hagerman

Jocelyn Hagerman 2014 GRAT

By:	/s/ Philip Hagerman
Name:	Philip Hagerman

JH Marital Trust

By:	/s/ Philip Hagerman
Name:	Philip Hagerman

PH Marital Trust

By:	/s/ Jocelyn Hagerman
Name:	Jocelyn Hagerman

By:	/s/ Amy Glenn
Name:	Amy Glenn

Jennifer Hagerman

By:	/s/ Jennifer Hagerman
Name:	Jennifer Hagerman

Megan Lineberger

By:	/s/ Megan Lineberger
Name:	Megan Lineberger

Thomas Hagerman

By:	/s/ Philip Hagerman
Name:	Philip Hagerman f/b/o Thomas Hagerman

Taylor Hagerman

By:	/s/ Philip Hagerman
Name:	Philip Hagerman f/b/o Taylor Hagerman

Dale Hagerman

By:	/s/ Dale Hagerman
Name:	Dale Hagerman

David F. Ward 2014 Irrevocable Exempt Trust

By:	/s/ Deborah Ward
Name:	Deborah Ward

By:	/s/ Amy Glenn
Name:	Amy Glenn

Deborah L. Ward 2014 Irrevocable Trust

By:	/s/ David F. Ward
Name:	David F. Ward

Mike Hagerman

By:	/s/ Mike Hagerman
Name:	Mike Hagerman

John Hagerman

By:	/s/ John Hagerman
Name:	John Hagerman

Marc Hagerman

By:	/s/ Marc Hagerman
Name:	Marc Hagerman

J. Robert VanKirk 2014 Irrevocable Exempt Trust

By:	/s/ Carol VanKirk
Name:	Carol VanKirk

By:	/s/ Donald McAnelly
Name:	Donald McAnelly

Carol L. VanKirk 2014 Irrevocable Exempt Trust

By:	/s/ J. Robert VanKirk
Name:	J. Robert VanKirk

Jon VanKirk

By:	/s/ Jon VanKirk
Name:	Jon VanKirk

Kerry Hayes

By:	/s/ Kerry Hayes
Name:	Kerry Hayes

Annex A

[Insert notice information for each party: address, email and/or fax]